UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) February 25, 2004


                 COMPETITIVE TECHNOLOGIES, INC.
     (Exact name of registrant as specified in its charter)



Delaware                 1-8696                   36-2664428
(State or other          (Commission File         (IRS Employer
jurisdiction             Number)                  Identification No.)
of incorporation)




1960 Bronson Road, Fairfield, Connecticut         06824
(Address of principal executive offices)         (Zip Code)



Registrant's  telephone number, including area code   (203)  255-6044


                         Not Applicable
  (Former Name or Former Address, if Changed Since Last Report)


Item 5.   Other Events and Regulation FD Disclosure.

     On February 25, 2004, Competitive Technologies, Inc. (CTT) entered into an agreement to obtain up to $5 million in equity financing from Fusion Capital Fund II, LLC. Under the agreement, Fusion Capital has agreed to purchase up to $5 million of newly issued CTT common stock over a period of time up to 20 months. CTT has the right to control the timing and the amount of stock sold, if any, to Fusion Capital. Additional information concerning this transaction is contained in the exhibits to this report listed in Item 7 below.


Item 7.   Financial Statements and Exhibits.

(c)  Exhibits.

     Exhibit No.    Description of Exhibit                  Page

     10.1 Common Stock Purchase Agreement                    3-36
                    between registrant and Fusion Capital
                    Fund II, LLC dated February 25, 2004

     10.2           Registration Rights Agreement           37-51
                    between registrant and Fusion Capital
                    Fund II, LLC dated February 25, 2004

     99.1           Registrant's press release dated
                    February 27, 2004                       52-53


                            Signature


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   COMPETITIVE TECHNOLOGIES, INC.
                                   Registrant


Date:  February 27, 2004           /s/  John B. Nano
                                   By:  John B. Nano
                                   President and
                                   Chief Executive Officer